UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2014

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of Dallas (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are the joint and several obligations of the 12 Federal Home Loan Banks (each individually, a "FHLBank" and collectively, the "FHLBanks"). Consolidated obligations are sold to the public through the Office of Finance, a joint office of the 12 FHLBanks, using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the 12 FHLBanks. Consolidated obligations are not obligations of, nor are they guaranteed by, the United States Government.

Schedule A, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03, summarizes all consolidated obligation bonds committed to be issued by the FHLBanks for which the Bank is the primary obligor, on the trade date(s) indicated. To the extent applicable, Schedule A also includes any consolidated obligations for which the Bank assumed the primary repayment obligation from another FHLBank on the trade date(s) indicated. Debt assumptions, if any, are identified by an asterisk (*) in the "Trade Date" column of Schedule A. Due to their short-term maturities of one year or less, consolidated obligation discount notes issued on behalf of the Bank in the ordinary course of business are not included in Schedule A. Furthermore, consolidated obligations that may have been issued on behalf of other FHLBanks as primary obligors are not included in Schedule A.

In reviewing the information contained in this Current Report on Form 8-K, please note the following:

▪ the Bank has not made a judgment as to the materiality of any particular consolidated obligation bond or bonds;

▪ Schedule A does not include any information with regard to interest rate exchange agreements (or other derivative instruments) into which the Bank has entered (or may enter) as a result of its asset/liability management and that may be associated, directly or indirectly, with one or more of the reported consolidated obligation bonds;

▪ the information provided in Schedule A will not enable a reader to compute changes in the total consolidated obligations outstanding for which the Bank is the primary obligor because the schedule does not include consolidated obligation discount notes nor does it address whether the proceeds from the issuance of the reported consolidated obligation bond(s) will be used to satisfy called or maturing consolidated obligations or for other business purposes. The Bank reports the total consolidated obligations outstanding for which it is the primary obligor in the Bank’s periodic reports filed with the Securities and Exchange Commission ("SEC");

▪ the par amounts reported in Schedule A represent the principal amounts of the reported consolidated obligation bonds, which may not correspond to the amounts reported in the Bank’s financial statements prepared in accordance with generally accepted accounting principles contained in its periodic reports filed with the SEC, because the par amounts do not take into account any discounts, premiums or hedging adjustments that may be associated with the consolidated obligation bonds; and

▪ the footnotes accompanying Schedule A are intended to include descriptions of the various types and styles of consolidated obligation bonds that are most likely to be issued on behalf of (or assumed by) the Bank; the footnotes do not include, nor are they intended to include, descriptions of all of the various types and styles of consolidated obligation bonds that may be issued on behalf of other FHLBanks as primary obligors.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1 - Schedule A - Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

April 22, 2014	By:	/s/ Sue Cassidy

Name: Sue Cassidy
Title: Vice President and Director of Financial Reporting

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Exhibit Index

Exhibit No.	Description

99.1	Schedule A - Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas